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                                LEASE AGREEMENT

     THIS LEASE AGREEMENT, is dated effective as of June 30, 1999, by and between AMLAND PROPERTIES, INC., a Delaware corporation ("Landlord"), and AM GENERAL CORPORATION, a Delaware corporation ("Tenant").

                             W I T N E S S E T H:

          Subject to the terms, provisions, and conditions of this Lease, and each in consideration of the duties, covenants, and obligations of the other hereunder. Landlord does hereby lease, demise, and let unto Tenant and Tenant does hereby lease from Landlord the Premises (as hereinafter defined).

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------


          1.1  Definitions. For purposes of this Lease, the following terms
               -----------
shall have the meanings respectively indicated:

          "Building" means that certain structure(s) containing approximately 415,000 (which figure the parties agree to use whether the same be more or less in actuality) square feet of gross outside area of office, manufacturing and/or warehouse space and the associated parking lots and infrastructure serving same, constructed upon the Site. The Building is known as 13200 McKinley Avenue, South Bend, Indiana.

          "Premises" means the Building and the Site.

          "Site" means that certain tract or parcel of real property lying and being situated in St. Joseph County, Indiana, which land consists of approximately 56 acres of land and is generally described in Exhibit "A" attached hereto and incorporated herein for all purposes, and all right, title, and interest of the Landlord, if any, in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the land and in and to the easements, franchises, rights, appendages and appurtenances including, without limitation, any side track agreements, belonging or appertaining to the land.

                                   ARTICLE 2
                                     TERM
                                     ----

          Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, this Lease shall continue in force for a term (the "Term") of sixty (60) months, commencing October 1, 1999, and expiring on September 30, 2004.

                                   ARTICLE 3
                                     RENT
                                     ----

          3.1  Rent. The total rental payable by Tenant for the term of this
               ----
Lease shall be Three Million Nine Hundred Forty-Two Thousand Five Hundred and No/100ths Dollars ($3,942,500.00), payable in monthly installments ("Monthly Rent") on the 1st day of each month throughout the Term, in advance, commencing on October 1, 1999, as follows:

Dates                  Monthly Amount        Annual Rent       Amount for Period
-----                  --------------        -----------       -----------------

10/1/99 - 9/30/01      $60,520.83            $726,250.00       $1,452,500.00

9/30/01 - 10/1/04      $69,166.67            $830,000.00       $2,490,000.00

          3.2  Late Charge. In the event that Tenant shall fail to pay any
               -----------
installment of Monthly Rent within five (5) business days after the date on which such installment is due, or Additional Rent within five (5) business days after accrual thereof or billing thereof, there shall be added to such unpaid

                                       1
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amount a late charge of three percent (3%) of the installment or amount due in order to compensate Landlord for the extra administrative expenses incurred. After thirty (30) days have elapsed from the date of accrual or billing of any Monthly Rent or Additional Rent, the total amount then due, including any late charge, shall bear interest at the rate of eighteen percent (18%) per annum, until paid. Such late fees and interest shall be in addition and without limitation to any and all other rights and remedies which may be available to Landlord under this Lease, at law or in equity, and all such rights and remedies shall be cumulative and may be exercised concurrently, in any order or not exercised without waiving such rights and remedies by Landlord in its sole discretion.

     3.3  Additional Rent. All sums, liabilities, obligations, and other amounts
          ---------------
which Tenant is required to pay or discharge pursuant of this Lease (including, without limitation, those set forth in Articles 7, 8 and 10, below) in addition to Monthly Rent or as a result of Landlord's curing an event of default pursuant to Section 18.2 of this Lease, together with any interest, penalty, or other sum which may be added for late payment thereof, shall constitute additional rent hereunder ("Additional Rent"). Except as specifically provided in this Lease, Additional Rent shall be paid without abatement, deduction or set off of any kind, it being the intention of the parties that, to the full extent permitted by law, Tenant's covenant to pay Additional Rent shall be independent of all other covenants contained in this Lease, including Tenant's continued occupancy of the Premises. In the event of any failure on the part of Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers, and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of rent.

                                   ARTICLE 4
                            LEASEHOLD IMPROVEMENTS
                            ----------------------

     Tenant is in possession of the Premises, and Tenant (a) accepts the Premises as suitable for the purpose for which they are leased; (b) accepts the Building and every part and appurtenance thereof as being in a good and satisfactory condition; (c) accepts the Premises in its present condition "as is"; and (d) waives any defects in the Premises. Landlord has not made any representation or warranty, express or implied, to Tenant with respect to the Building or the Site. Tenant agrees to make all changes in the Building or Site required by any public agency to comply with an applicable law or ordinance, including, but not limited to, compliance with all local subdivision ordinances applicable to the Site. This Lease does not cover any movable personal property leased by Tenant from third persons.

                                   ARTICLE 5
                                NON-TERMINATION
                                ---------------

     This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released, relieved, or discharged from any obligations or liabilities hereunder for any of the following reasons:

     (a) The inadequacy, incorrectness, or failure of the description of the Premises or any portion thereof; and

     (b) Any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or other proceeding affecting Landlord or any assignee of Landlord.

Except as expressly provided in-this Lease, Tenant waives all rights now or hereafter conferred by law (i) to any abatement, suspension, deferment, diminution, or reduction of rent or other amounts payable by Tenant hereunder or
(ii) to terminate this Lease.

                                   ARTICLE 6
                                      USE
                                      ---

     6.1  Prescribed Use. Tenant shall use the Premises solely for any office,
          --------------
manufacturing and/or warehouse facility or for any other use approved by Landlord in writing.

                                       2

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     6.2   Nuisance. Excepting existing uses, Tenant shall not commit or suffer
           --------
to be committed upon the Premises any nuisance or thing which may disturb the quiet enjoyment of any other person or business within a reasonable distance from the Premises.

     6.3   Laws, etc. Tenant shall, at Tenant's sole cost and expense, comply
           ---------
in all material respects with all laws, ordinances, orders, rules, and regulations promulgated by all federal, state, county, and municipal bodies and agencies having jurisdiction (including, without limitation, the Americans with Disabilities Act), which laws, ordinances, orders, rules, and regulations relate to the business of Tenant and the effect of that business on the use, condition, structure, or occupancy of the Premises; and Tenant shall install, remove, or alter such of Tenant's fixtures, equipment, and facilities in the Premises and obtain all licenses and permits as may be necessary to so comply. From time-to-time, Tenant shall furnish to Landlord such evidence as Landlord may reasonably require to the effect that the Site and the use thereof by Tenant is in compliance with Ordinance No. APC 317-82 of the St. Joseph County Code, as amended, or any applicable successor statute.

     6.4   Dangerous Goods and Activities. Tenant hereby agrees not to engage in
           ------------------------------
any activity, or store upon the Premises any goods and equipment which would render the fire and extended coverage insurance described in Article 10 hereof void or which would increase the premiums of same unless Tenant reimburses Landlord the amount of the increase in the premium.

     6.5   Hazardous Materials. In addition and without limitation to the terms
           -------------------
and conditions of Sections 6.1 through 6.4, above, Tenant covenants and agrees that it shall not cause or permit any Hazardous Material (as defined below) to be brought upon, kept, or used in or about the Premises or Building by Tenant, its agents, employees, contractors or invitees. The foregoing covenant shall not extend to substances typically found or used in Tenant's general office, manufacturing and/or warehouse applications so long as (i) such substances and any equipment which generates such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises,
(ii) such substances are used strictly in accordance with the manufacturers' instructions therefor, (iii) such substances are not disposed of in or about the Building in a manner which would constitute a release or discharge thereof, and
(iv) all such substances and any equipment which generates such substances are removed from the Building by Tenant upon the expiration or earlier termination of this Lease. Any use, storage, generation, disposal, release or discharge by Tenant of Hazardous Materials in or about the Building as is permitted pursuant to this Paragraph shall be carried out in compliance in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations. Tenant shall, annually within thirty (30) days after Tenant's receipt of Landlord's written request therefor, provide to Landlord a written certification by Tenant stating, in substance, that neither Tenant nor, to the best of its knowledge, any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Building other than in compliance with all applicable federal, state and local laws, ordinances, rules and regulations.

     In the event that Tenant proposes to conduct any use or to operate any equipment which will or may utilize or generate a Hazardous Material other than as specified in the first paragraph of this subsection 6.5, Tenant shall first in writing submit such use or equipment to Landlord for approval, which approval will not be unreasonably withheld. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this subsection, including the removal, clean-up and indemnification obligations imposed upon Tenant by this subsection. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Material in or about the Premises or the Building and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any reportable discharge or release of Hazardous Material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Building. In the event that Tenant is required to maintain any Hazardous Materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal or revocation thereof and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with the two immediately preceding sentences shall not relieve Tenant of any other obligation of Tenant pursuant to this subsection.

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     Upon any violation of the foregoing covenants, Tenant shall be obligated, at Tenant's sole cost, to clean-up the subject released or discharged Hazardous Materials introduced into the Building by Tenant or any person or entity for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the reasonable satisfaction of Landlord and the satisfaction of all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Article 16 above shall include the right to enter and inspect the Premises for violations of Tenant's covenants herein.

     Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Related Parties from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorney's fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into or about the Building by Tenant or anyone for whom Tenant is responsible of any Hazardous Materials, (ii) the usage, storage, maintenance, generation, disposition or disposal by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Building, (iii) the discharge or release in or about the Building by Tenant or anyone for whom Tenant is responsible of any Hazardous Materials, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use, introduction, maintenance, storage, generation, disposal, disposition, release or discharge by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Building, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants of this subsection.

     Upon Tenant's failure to clean up any subject released or discharged Hazardous Materials, Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those specifically set forth in this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option, immediately terminate this Lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this subsection.

     As used in this subsection, "Hazardous Materials" is used in its broadest sense and shall include any petroleum based products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as hazardous or toxic, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance affecting the Premises or Building presently in effect or that may be promulgated during the term, including any extended term of this Lease, as such statutes, regulations and ordinances may be amended from time to time, including but not limited to the following statutes: Resource Conservation and Recovery Act of 1976, 42 U.S.C.
(S) 6901 et seq.; Comprehensive Environmental Response, Compensation, and
         -------
Liability Act of 1980, 42 U.S.C. (S) 9601 et seq.; Clean Air Act, 42 U.S.C.
                                          -------
(S)(S) 7401-7626; Water Pollution Control Act (Clean Water Act of 1977), 33 U.S.C. (S) 1251 et seq.; Insecticide, Fungicide, and Rodenticide Act (Pesticide
                -------
Act of 1987), 7 U.S.C. (S) 135 et seq.; Toxic Substances Control Act, 15 U.S.C.
                              -------
(S) 2601 et seq.; Safe Drinking Water Act, 42 U.S.C. (S) 300(f) et seq.;
         -------                                                -------
National Environmental Policy Act (NEPA) 42 U.S.C. (S) 4321 et seq.; Refuse Act
                                                            -------
of 1899, 33 U.S.C. (S) 407 et seq.; Tenant acknowledges that incorporation of
                           -------
any material containing asbestos into the Building is absolutely prohibited. Tenant agrees, represents and warrants that it shall not incorporate or permit or suffer to be incorporated, knowingly or unknowingly, any material containing asbestos into the Premises.

                                   ARTICLE 7
                                   NET LEASE
                                   ---------

     It is the intention of Landlord and Tenant that rental shall be absolutely net to Landlord; that all costs, expenses, and obligations of every kind relating directly or indirectly in any way, foreseen and unforseen, to Tenant's use, occupancy, and possession of the Premises, which may arise or become due during the Term hereof shall be paid by Tenant (except those costs, expenses, and obligation expressly provided in this Lease as being the obligations of Landlord); and that Landlord shall be indemnified by Tenant against all such costs, expenses, and obligations. Such net rental shall be paid without abatement, diminution, reduction, deduction, or set off. The terms and conditions of this Article 7, along with the terms and conditions of any and all other provisions of this Lease

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relating to the payment of money by Tenant to Landlord or the indemnification by
Tenant of Landlord, shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 8
                      IMPOSITION, UTILITIES, MAINTENANCE
                      ----------------------------------

     8.1   Impositions.
           -----------

           (a) Tenant shall pay all real estate taxes, assessments for local improvements, water, and storm and sanitary sewer rates and charges, licenses and permit fees, personal property taxes, other taxes, and governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever which are assessed, levied, confirmed, imposed, or become a lien upon the Premises, or become payable during the Term of this Lease or any renewal or extension thereof (the "Impositions"), payment thereof to be made before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof; provided, however, that if by law any Imposition is payable, or may at the option of the taxpayer be paid, in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Tenant may pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments as the same respectively become due and payable and before any fine, penalty, interest, or cost may be added thereto for the nonpayment of any such installment and interest; and provided, further, that any Imposition relating to a fiscal period of the taxing authority a portion of which is included within the Term and a portion of which is included in a period of time prior to commencement date hereof or after the expiration of the Term or any extensions thereof (for reasons other than Tenant's default hereunder) shall be adjusted between Landlord and Tenant as of the commencement date hereof or such expiration date. Forty-five (45) days prior to the expiration of the Term, Landlord shall bill Tenant for its pro rata share of the Impositions based upon the overlap of the last year of the Lease and the fiscal period of the taxing authorities, as reasonably estimated by Landlord, which shall not be subject to re-adjustment. Such pro rata billing shall be based upon the Impositions for the previous fiscal year. Tenant shall pay each such pro rata billing to Landlord within thirty (30) days of receipt thereof; provided, however, that if the Impositions for the last fiscal year of the taxing authorities into which the Term extends shall vary from those of the previous fiscal year, Tenant and Landlord shall make a final adjustment at the end of the last such fiscal year based upon the Impositions actually paid by Landlord, and any such liability of Landlord or Tenant for any such adjustment shall specifically survive the termination of this Lease.

           (b) Nothing hereinabove contained shall require Tenant to pay sums owing under Landlord's mortgage or mortgages, any franchise, estate, inheritance, succession, capital levy, stamp levy, stamp tax, or transfer of Landlord or any income, excess profits, or revenue tax, or any other tax, assessment, charge, or levy based on or measured by the gross income or capital stock of Landlord or upon the net rental payable by Tenant under this Lease; provided, however, that if at any time during the Term of this Lease an occupation or excise tax on rents is levied or assessed against Landlord or the net rental, as a substitution in whole or in part for taxes assessed or imposed on the Premises, the same shall be deemed to be included within the term "Impositions" as hereinabove defined and Tenant shall pay and discharge the same in accordance with the provisions of this subsection in respect to the payment of Impositions. Landlord covenants to forward promptly to Tenant any and all notices or statements relating to taxes, assessments, fees, water, sewer, or other rent, rate or charge, excise, levy, license fee, permit fee, inspection fee, or other authorization fee and Landlord shall indemnify Tenant (without hereby implying any rights of abatement, diminution, reduction, deduction, or setoff), upon notice from Tenant, for penalty, late charge, delinquency charge, or damages incurred by Tenant due to failure of Landlord to so forward said notice or statement. Tenant shall furnish to Landlord, within thirty (30) days after the date when any Imposition is due, official receipts of the appropriate taxing authority or other evidence satisfactory to Landlord evidencing payment thereof. The certificate, advice, or bill of nonpayment of any Imposition from the appropriate official designated by law to make or issue the same or to receive payment of any Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice, or bill of nonpayment.

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          (a) In the event that Tenant shall contest the collection or assessment of any tax, assessment, fee, water or sewer charge or rate, excise, or levy by legal proceedings or other appropriate action, then Tenant shall, prior to the prosecution or defense of any such claim, notify Landlord in writing of its decision to contest such, and on written demand by Landlord shall make a sufficient deposit of funds with an escrow agent designated by Landlord in such written demand or provide a surety bond in amount sufficient to cover the total contested amount plus penalties and interest thereon less any sum previously paid into court or paid to the charging entity or provide such security as may be required by the holder of the first-lien deed of trust with respect to the Premises. Such deposit shall remain with the escrow agent until such contest is concluded by final judgment or is otherwise satisfied;
provided, however, that in the event that Landlord reasonably deems itself in danger of losing its interest in the Premises because of action by the taxing authority prior to the conclusion of the contest, the funds shall be released immediately without the necessity of further authorization from Tenant. If it be determined that Tenant is liable for any such payment, the funds shall be paid to the extent of such payment to the charging entity, together with interest and penalties due thereon, if any, and the balance, if any, shall be returned to Tenant. In the event that the amount of such deposit is insufficient to make such payment, together with interest and penalties due thereon, after such final judgment, the deficit shall be paid by Tenant; provided, however, that Landlord may, at its option, pay such deficiency and the amount so paid shall be due immediately from Tenant as Additional Rent hereunder. If, however, Tenant prevails in its contest, such funds shall be returned to Tenant.

          (d) As an inducement to Landlord to enter into this Lease, Tenant has agreed to, and does hereby, indemnify and save harmless Landlord, it successors and assigns from and against any and all taxes pursuant to the Indiana Gross Income Tax Act of 1933, as amended, or similar law, arising out of or in connection with any transactions, transfers, or assignments of the Site or any ownership interest in any corporation, partnership, trust, or other entity that has ever owned the Site, which transaction, transfer or assignment occurred on or before the effective date of this Lease.

     8.2 Utilities. Tenant shall be responsible for and promptly pay all charges
         ---------
incurred for all utility services to the Premises, including, but not limited to, telephone service, sanitary sewer, water, natural gas, and electricity arising out of Tenant's use, occupancy, and possession of the Premises. Tenant shall also provide all replacement light bulbs and tubes and pay for all maintenance upon utilities. In no event shall Landlord be liable for any interruption or failure of utility service to the Premises. Notwithstanding anything to the contrary above, in the event any utility service furnished to the Premises shall be interrupted solely by reason of the grossly negligent or willful act of Landlord or its agents; then in addition to any other rights and remedies available to Tenant under this Lease or under law and provided further that such service is not restored within forty-eight (48) hours following such failure or inability (which period shall not be extended by force majeure), Tenant shall be entitled to an abatement of rent for each day thereafter that such service is not furnished until the date that such service is restored.

     8.3 Maintenance, Repairs. Subject to the provisions of Article 21, below,
         --------------------
relating to destruction of or damage to the Premises, Tenant agrees that at its own expense it will keep and maintain the Premises, including, without limiting the generality of the foregoing, the roof, exterior, foundation, structural, and operational parts, paving, and landscaping, in a condition and repair similar to its condition and repair on the commencement date hereof, reasonable wear and tear excepted and subject to and excluding any alterations, improvements, modifications, or additions made by Tenant pursuant to Article 11. Tenant shall also pay all costs of maintaining railroad spur tracks, if any, serving the Premises. Tenant shall be responsible for disposal of its trash from the Building. Replacement and repair parts, materials, and equipment shall be of quality equivalent to those initially installed within the Premises and repair and maintenance work shall be done in accordance with the then existing federal, state, and local laws, regulations, and ordinances pertaining thereto. Upon any termination of this Lease, Tenant shall surrender the Premises in a condition and repair similar to its condition and repair on the commencement date hereof, reasonable wear and tear excepted and subject to and excluding any alterations, improvements, modifications, or additions made by Tenant pursuant to Article 11, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent.

                                   ARTICLE 9
                 RELEASE; INDEMNIFICATION; LIMITS ON LIABILITY
                 ---------------------------------------------

     9.1  Release. Tenant hereby waives any and all claims against Landlord, its
          -------
beneficiaries, mortgagees, stockholders, agents (including, without limitation, management agents), partners, officers, servants and employees, and their respective agents, partners, officers, servants and employees ("Related Parties") for injury to persons, damage to property or to any other interest of Tenant sustained by Tenant or any person claiming through Tenant resulting from any occurrence in or upon the Premises or Building, or surrounding areas, including, but not limited to, such claims for damages resulting from: (a) any equipment or appurtenances becoming out of repair; (b) the Premises being out of repair; (c) injury or damage done or occasioned by wind, water, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, vandalism, riot or disorder or other casualty; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, steam pipes, stairs, railings or walls; (e) broken glass; (f) the backing up of any sewer pipe or down spout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, water pipe, drain, cooling coil or any other pipe or tank in, upon or about the Premises; (h) the escape of steam or hot water; (i) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, walks or any other place upon or near the Premises or otherwise; (j) the falling of any fixture, plaster or stucco; (k) any act, omission, or negligence of co-tenants or of other persons or occupants of said building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property and/or (i) accidents. Except as waived pursuant to Section
10.1 of this Lease, Tenant has not and does not waive any claims, actions, losses, damages, or expenses suffered by Tenant which are (1) caused in whole or in part by Landlord's failure to perform its covenants and obligations under this Lease or (2) caused wholly or in a material part by the negligent act or omission of Landlord, its agents, employees, contractors, or invitees; provided, however, that the provisions of Section 10.1 of this Lease shall, to the extent contrary to the provisions of this sentence, control and supersede.

     9.2  Indemnification. Tenant hereby indemnifies and holds harmless Landlord
          ---------------
and Landlord's Related Parties from and against any and all claims, actions, damages, liabilities, and expenses in connection with the loss of life, personal injury, and/or damage to property arising from or out of (a) any occurrence in, upon, or at the Premises, Building or Site, however caused, including occurrences caused by the sole or contributory negligence of Tenant, its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen, or suppliers; (b) the occupancy, use, or misuse by Tenant, or Tenant's employees, of the Premises, Building or Site, service areas, parking areas, pedestrian areas, pedestrian walks, or driveways; (c) any occurrence elsewhere on the Site occasioned wholly or in part by any act or omission of Tenant, its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen, or suppliers; (d) any occurrence occasioned by the violation of any law, regulation or ordinance by Tenant or its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen, or suppliers, and/or (e) from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease; provided, however, that the provisions of this indemnity shall only be applicable to the extent not caused by the negligent act or omission of Landlord. In case Landlord shall be made a party to any litigation commenced by or against Tenant for any of the above reasons, then Tenant shall protect and hold Landlord harmless and pay all costs, penalties, charges, damages, expenses, and reasonable attorneys' fees incurred or paid by Landlord. The foregoing indemnity shall be in addition to Tenant's obligation to supply the insurance as required by Article 10 of this Lease and not in discharge of or substitution for same.

     9.3  Tenant's Fault. In addition and without limitation to the preceding
          --------------
paragraphs, if any damage to the Premises or Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its agents, employees, guests or invitees, Tenant shall be liable therefor and Landlord may, at Landlord's option repair such damage, and Tenant shall, upon demand by Landlord, reimburse Landlord the total cost of such repairs and damages to the Building. If Landlord elects not to repair such damage, Tenant shall promptly repair such damages at its own cost and in accordance with the provisions of this Lease. If Tenant occupies space in which there is exterior glass, then Tenant shall be responsible for the damage, breakage or repair of such glass, except to the extent such loss or damage is recoverable under Landlord's insurance, if any.

     9.4  Limitation on Liability. Tenant agrees that in the event Tenant shall
          -----------------------
have any claim against Landlord or Landlord's Related Parties under this Lease arising out of the subject matter of this Lease, Tenant's sole recourse shall be against Landlord's interest in the Building, for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord or Landlord's Related Parties as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Landlord, Landlord's Related Parties or their successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree.

     9.5  Landlord's Indemnification. Subject only to Sections 9.1 and 9.4
          --------------------------
above, Landlord agrees to indemnify, defend and hold Tenant and its officers, directors, partners and employees harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys' fees and court costs but excluding consequential damages, for injury to or death of any person or for damage to any property to the extent such are determined to be caused by the negligence or willful misconduct of Landlord, its agents, employees, or contractors in or about the Premises or Building. None of the events or conditions set forth in this paragraph shall be deemed a constructive or actual eviction or entitle Tenant to any abatement or reduction of Rent.

                                  ARTICLE 10
                                   INSURANCE
                                   ---------

     10.1 Waiver of Subrogation. Notwithstanding any other provision of this
          ---------------------
Lease to the contrary, Landlord and Tenant each hereby waive all rights of action against the other for loss of damage to the Premises, or the Building and property of Landlord and Tenant in the Building, which loss or damage is insured or is required pursuant to this Lease to be insured by valid and collectible insurance policies to the extent of the proceeds collected or collectible under such insurance policies, subject to the condition that this waiver shall be effective only when the waiver is permitted by such insurance policies or when, by the use of good faith effort, such waiver could have been permitted in the applicable insurance policies. The policies of insurance required to be maintained by Tenant under the terms of this Lease shall contain waiver of subrogation clauses in form and content satisfactory to Landlord.

     10.2 Public Liability and Property Damage. Bodily injury and property
          ------------------------------------
damage liability insurance will be carried and maintained by Tenant, at Tenant's sole cost and expense, providing a single limit of liability of Six Million Dollars ($6,000,000) per occurrence from and after the date hereof. All such bodily injury insurance and property damage liability insurance shall specifically make reference to the indemnity agreement contained in Article 9 hereof and shall name Landlord and its real estate investment manager as additional insureds.

     10.3 Worker's Compensation Coverage. Worker's compensation coverage
          ------------------------------
insurance shall be procured by Tenant in whatever amounts are necessary to comply with the requirements of the State of Indiana for Tenant's employees.

     10.4 Fire and Extended Coverage. Tenant agrees at its expense to procure
          --------------------------
and maintain during the term of this Lease and any extensions thereof, fire and extended coverage insurance on the Building in the full amount of the replacement value of the Building, which value shall be redetermined by Landlord at the beginning of each calendar year of the term of this Lease. It shall be the responsibility of Landlord to give Tenant written notice of such redetermined value, the obligations of Tenant hereunder being limited to the amount stated in the written notice last received by Tenant. The policy of insurance shall specifically provide that landlord and the beneficiary of any deed of trust encumbering the Premises are additional insureds and that all payments shall be made as their interests appear. Such coverage shall have a deductible not to exceed $100,000 per occurrence.

     10.5 Policy Form. All policies of insurance provided for herein to be
          -----------
carried by Tenant shall be issued by insurance companies reasonably acceptable to Landlord, shall be issued in the names of both Landlord and Tenant as co-insureds (without any liability on the part of Landlord for premiums). Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises and thereafter within thirty (30) days prior to the expiration of such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord twenty (20) days' notice in writing in advance of any cancellation or lapse of the effective date of any reduction in the amounts of insurance. The requirements of Section 10.2 shall not preclude Tenant from carrying additional bodily injury liability insurance and/or property damage liability insurance in its name and at its cost. All public liability and property damage policies shall be written as primary policies, not contributing with, and not in excess of, coverage which Landlord may carry, if any.

                                  ARTICLE II
                           ALTERATIONS AND FIXTURES
                           ------------------------

     11.1 Prior Consent. Tenant shall not make any alterations, improvements,
          -------------
modifications, or additions to the Premises at a total cost and expense in excess of $250,000 per alteration, improvement, modification, or addition, without first having obtained in each instance the written consent of Landlord which consent will not be unreasonably withheld or delayed by Landlord.
Landlord shall have the right to reasonably approve or disapprove the proposed plans and specifications for such alterations, improvements, modifications, or additions costing in excess of $250,000. Tenant shall submit to Landlord any proposed plans and specifications for its approval or disapproval. If Landlord shall fail to notify Tenant within ten (10) business days after receipt of such plans and specifications that it disapproves such plans and specifications, then Landlord shall be deemed to have approved such proposed plans and specifications. Any alteration, improvement, modification, or fixture which is installed by either Landlord or Tenant on the Premises and which is permanently attached to the floors, walls, or ceilings shall remain upon the Premises when the Premises are surrendered by Tenant unless the removal by Tenant of any alterations, improvements, modifications, or fixtures made by Tenant will not result in irreparable damage to the Premises.

     11.2 Trade Fixtures. Notwithstanding any language in this Article 11 to the
          --------------
contrary, all normal trade fixtures, equipment, shelves, racks, machinery, and furniture installed in the Premises at the cost of Tenant other than replacements for fixtures, equipment, shelves, machinery, and furniture constituting fixtures may be removed by Tenant on or before the termination date of this Lease; provided (a) Tenant is not in default under this Lease; (b) removal shall be done in a workmanlike manner so as not to damage the fundamental structural integrity of the Building; and (c) Tenant, at Tenant's sole expense, shall repair all damage to the Premises, Building and Site resulting from the removal of such trade fixtures, equipment, shelves, machinery and furniture.

                                  ARTICLE 12
                      MECHANICS' AND MATERIALMEN'S LIENS
                      ----------------------------------

     Tenant shall not create or permit to be created or to remain, and will discharge by payment, bond, or escrow in the manner provided in Section 8.1(c) hereof, any lien (including, but not limited to, the liens of mechanics, laborers, artisans, or materialmen for work or materials alleged to be done or furnished in connection with the Premises), encumbrance, or other charge upon the Premises or any part thereof, upon Landlord's interest therein, or upon Tenant's leasehold interest; provided, that Tenant shall not be required to discharge any such liens, encumbrances, or charges as may be placed upon the Premises by the act of Landlord.

                                  ARTICLE 13
                                     SIGNS
                                     -----

     Landlord shall have the right to approve or disapprove the number and location of, and changes in any and all exterior signs which are in excess of twenty-four (24) square feet in size and which are installed, erected, attached, and/or maintained on the exterior of the Premises. Upon the expiration or sooner termination of this Lease, Tenant shall remove such signage and repair any and all damage caused by such signage or the removal thereof. In the event Tenant fails to promptly perform under this Article 13. Tenant hereby appoints Landlord as its attorney-in-fact to perform all work necessary to remove such signage and make applicable repairs at Tenant's sole cost and expense.

                                  ARTICLE 14
                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     14.1   Prior Written Consent. Except as otherwise set forth in this Section
            ---------------------
14.1, Tenant shall not, without-the prior written consent of Landlord, (a) assign or in any manner transfer this Lease or any part thereof or estate or interest therein; (b) permit any assignment of this Lease or any interest or estate therein by operation of law, including the sale or transfer of a controlling interest in Tenant; (c) sublet the Building or any part thereof; or
(d) mortgage, pledge or hypothecate its leasehold interest. Landlord shall not unreasonably withhold its consent to any transaction contemplated by (a) through
(d) immediately above, but nothing in this sentence shall be deemed to affect Landlord's rights under Section 14.2 below.

     Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments or sublettings. Notwithstanding the giving of any such consent, the undersigned Tenant and any guarantor of Tenant's obligations under this Lease shall remain jointly and severally liable (along with each approved assignee or subtenant who shall automatically become liable for all obligations of Tenant hereunder) and Landlord shall be permitted to enforce the provisions of this instrument directly against the undersigned Tenant and/or any guarantor of Tenant's obligations hereunder and/or any assignee or subtenant without proceeding in any way against any other person. If an event of default, as hereinafter defined, should occur while the Building or any part thereof is then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease, and apply such rent against any sums due to Landlord by Tenant hereunder, and Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant's obligations hereunder from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee, or occupant of the Building shall not be deemed a waiver of the covenant contained in this Lease against assignment and subletting or a release of Tenant under this Lease. The receipt by Landlord from any such assignee or sublessee obligated to make payments of rent shall be a full and complete release, discharge, and acquittance to such assignee or sublessee to the extent of any such amount of rent so paid to Landlord. Landlord is authorized and empowered, on behalf of Tenant, to endorse the name of Tenant upon any check, draft, or other instrument payable to Tenant evidencing payment of rent, or any part thereof, and to receive and apply the proceeds therefrom in accordance with the terms hereof.

     14.2   Landlord's Options. If Tenant requests Landlord's consent to an
            ------------------
assignment of the Lease or subletting of all or a part of the Building, it shall submit to Landlord in writing at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease, the name of the proposed assignee or subtenant. Landlord shall have the option (to be exercised within thirty (30) days from submission of Tenant's written request), (a) to permit Tenant's to assign or sublet such space, provided, however, that if the rental rate agreed upon by and between Tenant and the proposed subtenant under any proposed sublease of the Premises (or any part thereof) is greater than the rental rate being currently paid by Tenant to Landlord, Tenant must pay Landlord hereunder for that portion of the Premises that is subject to such proposed sublease, or if any consideration shall be received by Tenant in connection with such proposed assignment or sublease (in addition to rental as provided in such proposed sublease), then fifty percent (50%) of such excess rental or such consideration, as the case may be (or both), shall be considered additional rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rentals, in the same manner that Tenant pays Monthly Rent and, in the case of any other consideration, immediately upon receipt thereof by Tenant; or
(b) to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Landlord should fail to notify Tenant in writing of such election within such thirty (30) day period, Landlord shall be deemed to have elected option (b) above. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to an assignment of lease or a subletting by Tenant of all or a portion of the Building.

     In the event of the transfer and assignment by Landlord of its' interest in this Lease and the Premises, Landlord shall be released from any further (but not then accrued) obligation hereunder and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such further obligations that may arise after the date of such transfer and assignment.

                                  ARTICLE 15
                                QUIET ENJOYMENT
                                ---------------

     Tenant, upon its payment of all rents and sums herein provided and upon its compliance with the performance of all those provisions, terms, and conditions applicable to and performable by Tenant, shall peaceably and quietly hold occupy, and enjoy the Premises for the Term of this Lease without hindrance, ejection, or interruption by Landlord, or persons lawfully or equitably claiming under or through Landlord; provided that this covenant shall be binding upon Landlord and its successors and assigns only with respect to breaches occurring during its or their respective ownership of Landlord's interest hereunder.

                                  ARTICLE 16
                                RIGHT OF ACCESS
                                ---------------

     Subject to all applicable Federal, State and local security laws governing Tenant's operations at the Site, Landlord shall have the right, but not the obligation, to enter the Premises upon twenty-four (24) hours advance oral notice to Tenant (except in an emergency) to examine the same and to make such repairs, alterations, improvements, or additions as Tenant has failed to make in accordance with the terms of this Lease, and Landlord shall be allowed to take all materials into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant, actual or constructive, and the rent shall in no way abate while such repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant; provided, however, that Landlord shall not unreasonably interfere with the normal business operations of Tenant. During the six (6) months prior to the expiration of the term of this Lease and upon no less than forty-eight (48) hours' notice, Landlord may exhibit the Premises to prospective tenants or purchasers during normal business hours and place upon the Premises the usual notices "For Sale" or "For Rent" and Tenant shall permit the same to remain. Notwithstanding anything to the contrary contained herein, if Landlord enters the Premises for the purpose of performing work permitted under the terms of this Lease, including the rights reserved to Landlord elsewhere under this Lease, Landlord agrees to the following:

     (a)  To indemnify Tenant in accordance with the terms and conditions of
Section 9.5, above;

     (b) To schedule the work at a time which is mutually convenient for Landlord and Tenant and to pay the cost of Tenant's ordinary security practices, if such work is to be performed after hours; and

     (c) To use commercially reasonable efforts to minimize interference with Tenant's conduct of business.

     Any time Landlord shall enter upon the Premises to perform repairs or other work, Landlord shall indemnify and hold Tenant harmless from any damage to person or property as a result of such activity whether during the work period or after.

                                  ARTICLE 17
                                 HOLDING OVER
                                 ------------

     Should Tenant remain in possession of the Premises, or any part thereof, after termination of this Lease (whether by the expiration of the term of this Lease or otherwise) without the execution of a new lease by Landlord and Tenant, Tenant, at the option of Landlord, shall become a tenant from month-to-month of the Premises, or any part thereof, at one hundred and fifty percent (150%) of the Monthly Rent pro rated and effective in the last month of the term of this Lease, and under all other terms, conditions, provisions, and obligations of this Lease insofar as the same are applicable to a tenancy from month-to-month.

                                  ARTICLE 18
                             DEFAULT AND REMEDIES
                             --------------------

     18.1  Events of Default. The occurrence of one or more of the following
           -----------------
events shall constitute an event of default pursuant to the terms of this Lease:

          (a) The failure of Tenant to comply with or to observe any terms, provisions, or conditions of this Lease performable by and obligatory upon Tenant, excluding the rent provisions hereof within thirty (30) days after written notice by Landlord plus such additional time as cure is continuously and diligently (in the sole, but reasonable, opinion of Landlord) undertaken by Tenant.

          (b) The failure of Tenant to pay to Landlord any monthly installment of Monthly Rent or any other monetary charge due from Tenant hereunder within ten (10) business days after written notice by Landlord, provided that, with respect to Monthly Rent, if Landlord is required to give such notice more than once in any twelve (12) consecutive-month period, it shall not be obligated thereafter to give any such notice during the remainder of such twelve (12) month period;

          (c) Except as provided herein, the assignment of this Lease or subletting of the Premises, or any part thereof, by Tenant without the prior written approval of Landlord;

          (d) The taking of Tenant's leasehold estate by execution or other process of law;

          (e) The entry of an order for relief against Tenant as a bankrupt or insolvent according to law;

          (f) The assignment of a substantial part of Tenant's property for the benefit of creditors;

          (g) The appointment of a receiver, guardian, conservator, trustee in involuntary bankruptcy, or similar officer by a court of competent jurisdiction to take charge of a substantial part of Tenant's property;

          (h) The filing of a petition for involuntary bankruptcy or reorganization of Tenant pursuant to any provision of the federal Bankruptcy Code now or hereafter enacted, without subsequent dismissal thereof within thirty (30) days;

          (i) The filing by Tenant of a petition for bankruptcy, voluntary reorganization, or for an arrangement under any provision of the federal Bankruptcy Code now or hereinafter enacted, which petition provides for a plan by which Tenant will settle, satisfy, or extend the time for the payment of Tenant's debts; or

          (j) The abandonment of the Premises, or a substantial portion thereof, by Tenant, unless such abandonment is the result of a casualty event covered by Article 21 hereof or a condemnation covered by Article 22 hereof.

     18.2 Remedies.  Upon the occurrence of any event of default enumerated in
          --------
Section 18.1 hereof, Landlord shall have the following rights and remedies, which shall be distinct, separate and cumulative, and which may be exercised by Landlord concurrently or consecutively in any combination and which shall not operate to exclude or deprive Landlord of any other right or remedy which Landlord may have in law or equity: (i) terminating this Lease by written notice thereof to Tenant, (ii) continuing this Lease in full force and effect, or (iii) curing the default on behalf of Tenant.

          (a) In the event that Landlord shall elect to terminate this Lease, upon written notice to Tenant, this Lease shall be ended as to Tenant and all persons holding under Tenant, and all of Tenant's rights shall be forfeited and lapsed, as fully as if this Lease had expired by lapse of time. In such event, Tenant shall be required immediately to vacate the Premises and there shall immediately become due and payable the amount by which (i) the present value (discounted at a rate equal to one percent (1%) in excess of the discount rate, including any surcharge thereon, on ninety (90) day commercial paper in effect at the Federal Reserve Bank in Dallas, Texas, on the date of termination) of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Term of this Lease if the terms and provisions of this Lease had been fully complied with by Tenant exceeds (ii) the present value (discounted at a rate equal to one percent (1%) in excess of the discount rate, including any surcharge thereon, on ninety (90) day commercial paper in effect at the Federal Reserve Bank in Dallas, Texas, on the date of termination) of the total fair market rental value of the Premises for the balance of the Term of this Lease as determined by Landlord in good faith (it being the intention of both parties hereto that Landlord shall receive the benefit of its bargain); and Landlord shall at once have all of the rights of re-entry upon the Premises, without becoming liable for damages or guilty of a trespass. In addition to the sum immediately due from Tenant under the foregoing provision, there shall be recoverable from Tenant; (i) the reasonable cost of restoring the Premises to good condition, normal wear and tear excepted; (ii) all accrued unpaid sums, plus interest at the rate of eighteen percent (18%) per annum and late charges, if in arrears, under the terms of this Lease up to the date of termination;
(iii) Landlord's reasonable cost of recovering possession of the Premises; and
(iv) rent and sums accruing subsequent to the date of termination pursuant to the holdover provisions of Article 27.

          (b) In the event that Landlord shall elect to continue this Lease in full force and effect, Tenant shall continue to be liable for all rents and other amounts due and payable hereunder. Landlord shall nevertheless have all the rights of re-entry upon said Premises without becoming liable for damages or guilty of a trespass and Landlord after re-entry may relet the Premises or any part thereof, to a substitute tenant or tenants for a period of time equal to or lesser or greater than the remainder of the term on whatever terms and conditions Landlord, at Landlord's sole discretion, deems advisable. Against the rents and sums due from Tenant to Landlord during the remainder of the term, credit shall be given Tenant in the net amount of rent received from the new tenant after reduction by Landlord for: (i) the costs incurred by Landlord in reletting the Premises (including, without limitation, restoration of the Premises to the condition specified in Section 8.3, brokerage fees, legal fees, and the like); (ii) the accrued sums, plus interest and late charges if in arrears, under the terms of this Lease; (iii) Landlord's cost of recovering possession of the Premises; and (iv) the cost of storing any of Tenant's property left on the Premises after re-entry. Notwithstanding any provision in this Section 18.2(b) to the contrary, upon the default of any substitute tenant or upon the expiration of the lease term of such substitute tenant before the expiration of the Term of this Lease, Landlord may, at Landlord's election, either relet to still another substitute tenant or terminate this Lease and exercise its rights under Section 18.2(a) hereof.

          (c) In the event that Landlord shall elect to cure the default of Tenant, all sums expended by Landlord in effecting such cure, plus interest thereon at the lesser of (i) eighteen percent (18%) per annum or (ii) the highest lawful rate per annum, shall be due and payable immediately. Such sum shall constitute Additional Rent hereunder pursuant to Section 3.3 hereof, and failure to pay such sum when due shall enable Landlord to exercise all of its remedies under this Lease.


     18.3 Attorneys' Fees and Collection Costs.   In the event that Tenant
          ------------------------------------
defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any rent or charge due, or to become due, or the recovery of the possession of the Premises, in the hands of attorneys, or files suit upon the same, Tenant agrees to pay Landlord's reasonable attorneys' fees and other costs associated with such collection.

     18.4 Waiver.   Failure on the part of Landlord to complain of any action or
          ------
non-action on the part of Tenant, no matter how long the same may continue, shall never be deemed to be a waiver by Landlord of any of its rights hereunder. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by Landlord to or of any action by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

     18.5  Removal of Tenant's Property. All property removed from the Premises
           ----------------------------
by Landlord pursuant to any provisions of this Lease or of law shall be handled, removed or stored by Landlord at the cost, expense and risk of Tenant, and Landlord, shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord upon demand for all expenses incurred by Landlord in such removal and storage.

                                  ARTICLE 19
                      PROTECTION OF LANDLORD'S MORTGAGEES
                      -----------------------------------

     19.1  Subordination. This Lease shall be subject and subordinate to any
           -------------
mortgages or deeds of trust that may have been placed or may be hereafter placed upon the Premises by Landlord, and to any advances to be made thereunder, and to any interest thereon, and to all renewals, replacements, and extensions thereof; provided, however, that any mortgagee or trustee may elect by written notification to Tenant to give the rights and interests of Tenant under this Lease priority over the lien of its mortgage or deed of trust. Regardless of whether this Lease is declared by Landlord or its successor to be superior or subordinate to any such mortgages or deeds of trust, upon a foreclosure or trustee's sale thereunder, the purchaser of Landlord's interest shall become Landlord hereunder and shall recognize the rights and interest of Tenant under this Lease, if Tenant is not then in default hereunder. Whether or not this Lease is declared superior or subordinate to any such mortgages or deeds of trust, Tenant shall, in the event that any proceedings are brought for foreclosure of the Premises or the power of sale under any mortgage made by Landlord covering the Premises is exercised, attorn to the purchaser upon any such foreclosure or sale if so requested, and recognized such purchaser as Landlord under this Lease providing such purchaser agrees to a commercially reasonable non-disturbance agreement.

     19.2  Necessary Instruments. Although Section 19.1 hereof is self-
           ---------------------
executing, Tenant shall execute and deliver whatever instruments may be required by Landlord's mortgagees for the purposes of evidencing the subordination of this Lease or making this Lease superior within ten (10) days of written notice by such mortgagee or its trustee.

     19.3  Notice to Landlord's Mortgagee. In the event of any default by
           ------------------------------
Landlord hereunder, Tenant shall notify Landlord's mortgagee, or its trustee, by registered or certified mail, provided that such mortgagee, or its trustee, shall have furnished Tenant with its mailing address. Such mortgagee, or its trustee, shall thereafter have a reasonable opportunity to cure Landlord's default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if same should prove necessary to effect a cure.

     19.4  Notice of Landlord's default. Landlord will use its best efforts to
           ----------------------------
cause to be included in any mortgages or deeds of trust hereafter placed upon the Premises by Landlord to include a provision requiring the holder of such mortgage or deed of trust to give to Tenant notice of, and a reasonable opportunity to cure any default by Landlord under such mortgage or deeds of trust prior to the institution of foreclosure proceedings thereunder.

                                  ARTICLE 20
                             LANDLORD'S ASSIGNEE
                             -------------------

     20.1  Right to Assign. Subject to Tenant's purchase options under the terms
           ---------------
and conditions of Article 25, Landlord shall have the right to sell, transfer, or assign its interest hereunder, or any part thereof, without the prior consent of Tenant. After such sale, transfer, or assignment, Tenant shall attorn to such purchaser, transferee, or assignee, and provided that such purchaser, transferee, or assignee assumes Landlord's obligations hereunder and agrees to a commercially reasonable non-disturbance agreement, Landlord shall be released of all obligations hereunder after the effective date of such sale, transfer, or assignment.

     20.2    Estoppel Certificate. Tenant agrees promptly following any
             --------------------
request by Landlord (a) to execute and deliver to Landlord any documents (including an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or so specifying such defaults, if any, as are claimed, and (iii) such other matters as Landlord may reasonably request) evidencing the status of the Lease as may be required, either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises, or a purchaser of the Premises, from Landlord and (b) to deliver to Landlord current financial statements of Tenant (with an opinion by a certified public accountant, if available), including a balance sheet and a profit and loss statement for at least two (2) years, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver an estoppel certificate within such time shall be conclusive upon Tenant that (c) this Lease is in full force and effect, without modification except as may be represented by Landlord; (d) to Tenant's knowledge there are no uncured defaults in Landlord's performance; and (c) no rent has been pain in advance except as set forth in this Lease.

                                  ARTICLE 21
                                  DESTRUCTION
                                  -----------

     21.1    Landlords's Obligations.
             -----------------------

             (a) In the event that the Building shall be damaged by fire or other casualty, and such damage does not materially affect Tenant's ability to carry on its business operations or render the Building partially untenantable in Landlord's reasonable and good faith determination, regardless of the time remaining in the Term of this Lease, Landlord shall, at its own expense, cause such damage to be repaired, and the rent shall not be abated.

             (b) If the Building shall be damaged by fire or other casualty and the Building shall be rendered partially untenantable, unless the damage occurs within the last two (2) years of the Term of this Lease, then Landlord shall, at its own expense, cause the damage to be repaired, and the Monthly Rent shall be abated proportionately as to the portion of the Building rendered untenantable. If, however, the Building shall be damaged by fire or other casualty and the Building shall be rendered partially untenantable during the last two (2) years of the term of this Lease, then Landlord may, at its option, elect to (i) repair such damage at its own expense and the Monthly Rent shall be abated proportionately as to the portion of the Building rendered untenantable, or (ii) terminate this Lease by giving Tenant written notice of termination within thirty (30) days from the date of such occurrence, and the Monthly Rent shall be abated as to the untenantable portion until the date of termination, when a final adjustment of rent shall occur; provided, however, that in the event that Tenant shall notify Landlord within ten (10) days after the occurrence of such damage that it intends to elect to extend the term of this Lease pursuant to
Article 26 hereof the rights of Landlord under clause (ii) of this sentence to terminate this Lease in the last two (2) years of the Term shall be temporarily suspended for a period of twenty (20) days. During such twenty (20) day period, Landlord and Tenant shall endeavor to mutually determine the Prevailing Rate for Comparable Space (as defined in Article 26) for the next extended term. In the event Landlord and Tenant mutually agree on the Prevailing Rate for Comparable Space, which will be applicable to the next extended term, then Tenant shall have the option for a period of ten (10) days after such determination to unconditionally extend the term of this Lease pursuant to Article 26; and upon the exercise of such option by Tenant in writing, Landlord's rights under this paragraph (b) of Section 21.1 to terminate the Lease in the last two (2) years of the term of this Lease shall be suspended, and Landlord shall be obligated to make the repairs as contemplated by clause (i) above. If, on the other hand, Landlord and Tenant for any reason cannot mutually agree upon the Prevailing Rate for Comparable Space which will be applicable to the next extended term (or if determined, but Tenant fails to unconditionally extend the term of this Lease as provided above), then Landlord may elect to repair such damage or terminate this Lease as provided in clauses (i) and (ii) of this paragraph (b) of Section 21.1.

          (c) If the Building shall be damaged by fire or other casualty and the Building shall be rendered wholly untenantable by reason of such occurrence, regardless of the time remaining in the Term of this Lease, then either Landlord or Tenant may at its election terminate this Lease by giving written notice of termination to the other within thirty (30) days from the date of such occurrence, and in the event of such termination, the monthly rent shall be adjusted as of the date of such occurrence. If neither Landlord nor Tenant shall terminate this Lease within such thirty (30) day period, then Landlord shall, at its own cost and expense, cause such damage to be repaired, and the Monthly Rent shall be abated until the Building has been restored and rendered tenantable.

     21.2 Time for Repairs.   If Landlord is obligated to repair or to restore
          ----------------
the Building damaged by fire or other casualty not rendering the Building wholly untenantable as hereinabove provided, then Landlord shall commence to repair any such damage or to restore the Building within sixty (60) days after the date of such occurrence and shall complete such repairs or restoration within one hundred eighty (180) days after commencement. If Landlord elects to restore the Building rendered wholly untenantable by reason of fire or other casualty as hereinabove provided, then Landlord shall commence such repairs and/or restoration within ninety (90) days following the date of such occurrence and shall complete such repairs or restoration within two hundred ten (210) days after date of commencement. If Landlord has not completed any repairs or restoration within three hundred sixty five (365) days after the occurrence of such damage (including days of force majeure under Article 23) the Tenant may terminate this Lease by giving Landlord written notice of termination within three hundred seventy five (375) days after the occurrence of such damage, and in the event of such termination, the Monthly Rent shall be adjusted as of the date of such occurrence.

     21.3 Scope of Landlord's Repairs.  In the event that Landlord elects or
          ---------------------------
shall be obligated to repair or restore any damage or destruction aforesaid, the scope of work shall be limited to the original basic building and leasehold improvements, if any, existing on the date of occurrence at its expense; time of completion shall be subject to the provisions of Article 23 hereof; and Tenant shall forthwith replace and/or fully repair and restore all of Tenant's signs, trade fixtures, equipment, display cases, inventory, and other property originally provided by Tenant. In no event shall Landlord's monetary obligations hereunder exceed insurance proceeds actually received by Landlord from insurance carried by Tenant pursuant to Section 10.4 hereof nor shall Landlord be obligated because of the provisions hereof to repair or restore any part of the industrial park or project of which the Building is a part outside of the Building.

     21.4 Extension of Term.  The Term of this Lease shall be extended for a
          -----------------
length of time equal to that during which rent shall be totally abated for repairs under the provisions of this Article 21.

                                 ARTICLE 22
                                CONDEMNATION
                                ------------

     22.1 Definitions. For purposes of this Article 22, the following terms
          -----------
shall have the respective meanings set forth below:

          (a) "Taking" means a taking of the Premises or any damage related to the exercise of the power of eminent domain and including a voluntary conveyance to any agency, authority, public utility, person, or corporate entity empowered to take or condemn property in lieu of court proceedings;

          (b) "Total Permanent Taking" means the Taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant; a Taking of over fifty percent (50%) or more of the gross square feet in the Building shall be deemed to be total for purposes hereof;

          (c) "Partial Permanent Taking" means the Taking of only a portion of the Premises which does not constitute a Total Permanent Taking;

          (d) "Date of Taking" means the date upon which title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor;

          (e) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking;

          (f) "Total Temporary Taking" means the Taking of all of the Premises for a temporary term; and

          (g) "Partial Temporary Taking" means the Taking of any part of the Premises for a temporary term.

     22.2 Total Permanent Taking.  In the event of a Total Permanent Taking
          ----------------------
during the Term of this Lease (or Total Temporary Taking for a period ending on or subsequent to the end of the Term of this Lease) the following shall occur:
(a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid rent; (c) Tenant shall pay to Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (d) Tenant shall receive from the Award those portions of the Award attributable to improvements to the Premises made and paid for by Tenant and trade fixtures, equipment, and furniture of Tenant; and (e) the remainder of the Award shall be paid to and be the property of Landlord.

     22.3 Partial Permanent Taking.  In the event of a Partial Permanent Taking
          ------------------------
of the Premises during the Term of this Lease (or Partial Temporary Taking for a period ending on or subsequent to the end of the term of this Lease) the following shall occur: (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Monthly Rent shall be adjusted so that Tenant shall be required to pay for the remainder of the Term the same portion of the Monthly Rent as the number of gross square feet in the Premises remaining after the condemnation bears to the number of gross square feet in the Premises at the date of condemnation; (c) Tenant shall receive from the Award that portion of the Award attributable to improvements to the Premises made and paid for by Tenant and trade fixtures, equipment, and furniture of Tenant; and (d) the remainder of the Award shall be paid to and be the property of Landlord. Landlord, from its portion of the Award shall restore the remainder of the Premises, as nearly as possible, to one (1) architectural unit.

     22.4 Temporary Taking - Period Ending Before Expiration of Lease.  In the
          -----------------------------------------------------------
event of a Total or Partial Temporary Taking during the term of this Lease for a period ending on or before the expiration of the Term of this Lease, the following shall occur; (a) this Lease shall continue in full force and effect;
(b) the Award shall be paid to Landlord; (c) the Monthly Rent which becomes due during the period of the Temporary Taking shall be reduced by the amount of the Award; (d) any excess of the Award over the amount of the Monthly Rents which becomes due during the period of the Temporary Taking shall be the property of Landlord; and (e) if the Award is not sufficient to pay the Monthly Rents and other obligations as they become due during the period of the Temporary Taking, any deficiency shall be paid by Tenant to Landlord as the Monthly Rent becomes due. In the case of a Partial Temporary Taking, Landlord, from its portion of the Award, shall restore the remainder of the Premises, as nearly as possible, to one (1) architectural unit.

                                  ARTICLE 23
                                 FORCE MAJEURE
                                 -------------

     Without limiting the generality and effect of the provisions of this Lease, in the event that Landlord shall be delayed, hindered or prevented from the performance of any act required hereunder by reason of Acts of God, fire, unavoidable casualties, unusual weather or abnormal climatic conditions, strikes, lockouts, labor disputes, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or by any act, omission, delay, or neglect of Tenant, or by any of Tenant's employees or agents, or by any separate contractor employed by Tenant, or other reason of like nature not the fault of Landlord, then the performance of such acts shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.


                                  ARTICLE 24

[Intentionally Omitted]

                                  ARTICLE 25
                          TENANT'S OPTION TO PURCHASE
                          ---------------------------

     Landlord hereby grants to Tenant the non-assignable right and option to purchase the Premises in its then present "as is", "where is" and "with all faults" condition, from Landlord at any time prior to September 30, 2001, subject to and upon the following terms, provisions, and conditions:

     (A) At any time after October 1, 1999, but prior to March 31, 2001, Tenant may give to Landlord written notice (i) that Tenant desires to purchase the Premises pursuant to the provisions hereof and to those provisions of a mutually acceptable purchase agreement executed by the parties (which agreement the parties shall promptly negotiate in good faith following the receipt by Landlord of Tenant's notice), and (ii) of a closing date (the "Closing"), which date shall not in any event be later than one hundred eighty (180) days after the date of Tenant's notice under this subparagraph (A). Depending on the date Landlord receives the applicable notice, the purchase price shall be as follows:

     Date on Which
     -------------
     Landlord Receives Notice                       Purchase Price
     ------------------------                       --------------

     On or before 10/1/99                           $5,000,000.00

     10/2/99 - 4/1/00                               $5,100,000.00

     4/2/00 - 10/1/00                               $5,200,000.00

     10/2/00 - 4/1/01                               $5,300,000.00

     (B) At the Closing, Landlord will execute, have acknowledged and deliver to Tenant a warranty deed and bill of sale conveying to Tenant indefeasible title to the Premises free and clear of all liens and encumbrances other than
(i) liens and encumbrances which are reflected in that certain Owner's Policy of Title Insurance dated on or about the date of the Existing Lease (as defined in Section 27.10, below), issued by Abstract Company of St. Joseph County, Inc. on behalf of Lawyers Title Insurance Corporation to Landlord, a copy of which has been furnished to Tenant, (ii) any liens or encumbrances approved in writing by Tenant after the date hereof, (iii) taxes for the year in which the Closing is to occur and subsequent years, (iv) zoning ordinances and utility easements which do not adversely affect the use of the Property, (v) any discrepancies, conflicts or shortages in area or boundary lines, or any encroachments, or overlapping of improvements which would be shown on a current survey reasonably acceptable to Tenant, and (iv) rights of tenants in possession under valid and existing leases.

     (C) Rents, lease commissions, interests and ad valorem taxes for the then current year shall be prorated at the Closing effective as of the Closing.

                                  ARTICLE 26
                               OPTION TO EXTEND
                               ----------------

     26.1  Prevailing Rate.  As used in this lease, the term "Prevailing Rate
           ---------------
for Comparable Space" shall mean the average of the annual rates then being charged in the county in which the Premises are located, for space and land comparable to the Premises (taking into consideration the use, location, leasehold improvements provided, age, rental concessions, and the time the particular new rate under consideration shall be effective, which rate may be an escalating rate during the new extended term of this Lease) but in no event less than the monthly amount charged immediately prior to the applicable renewal period. In the event Landlord and Tenant cannot agree upon the Prevailing Rate for Comparable Space within sixty (60) days after the date Tenant has notified Landlord that it intends to extend the initial term of this Lease, or any extension thereof, as provided in this Article 26, Landlord shall serve a written notice on Tenant stating that an appraisal should be conducted, in which event twenty (20) days after such notice is given, Landlord shall nominate and appoint one appraiser, and Tenant shall nominate and appoint one appraiser. Upon the appointment of the two appraisers as hereinabove provided, said two appraisers shall be sworn faithfully and fairly to determine the Prevailing Rate for Comparable Space. The two appraisers shall afford to Landlord and Tenant a hearing and the right to submit evidence, with the privilege of cross-examination, on the question at issue, and shall, with all possible speed, make their respective determinations in writing and shall give notice to Landlord and Tenant of their respective conclusions. If there is a variance of less than 5% in the Prevailing Rate for Comparable Space determined by the two appraisers, the average of the values so determined shall be controlling and shall be binding upon Landlord and Tenant. If there is a variance of more than 5% in the Prevailing Rate for Comparable Space determined by the two appraisers, said appraisers shall forthwith and within ten (10) days after both of said appraisers have made their determinations appoint in writing a third appraiser and give written notice of such appointment to Landlord and Tenant. In the event the two appraisers shall fail to appoint or agree upon such third appraiser within said ten (10) day period, a third appraiser shall be selected by Landlord and Tenant, if they so agree upon such third appraiser within a further period of ten (10) days. If any appraiser shall not be appointed or agreed upon within the time herein provided, then either Landlord or Tenant may apply to the appropriate Court of the State of Indiana for the appointment of such appraiser. Said appraiser shall be sworn faithfully and fairly to determine, pursuant to the procedures set forth above, the Prevailing Rate for Comparable Space. The third appraiser's determination shall be controlling unless it is (i) higher than the higher of the determinations of Prevailing Rate for Comparable Space of the two original appraisers, in which case such previous high determination will be controlling and binding upon Landlord and Tenant, or (ii) lower than the lower of the determinations of the two original appraisers in which case such previous low determination will be controlling and binding upon Landlord and Tenant.

     Landlord and Tenant shall pay the respective fees and expenses of the appraisers they individually appoint, and the fees and expenses of the third appraiser and any general expenses incurred by the panel of appraisers in connection with the appraisal shall be paid by Landlord and Tenant, jointly and equally. In the event any appraiser appointed as aforesaid shall thereafter die or become unable or willing to act, such appraiser's successor shall be appointed in the same manner as provided herein for the appointment of the appraiser so dying or becoming unable or unwilling to act. Any appraiser appointed hereunder shall have no less than five (5) years' experience in the appraisal of investments of the type being appraised and shall be a MAI appraiser unless otherwise jointly agreed.

     In order to exercise any option to extend as provided in this Article 26, Tenant shall notify Landlord of its intention thereof at least eighteen (18) calendar months before the expiration of the initial Term hereof, or any extension thereof, as the case may be. Thereafter, Landlord and Tenant shall immediately proceed to determine the Prevailing Rate for Comparable Space as of the commencement of such extended Term as provided in this Section 26.1. Tenant shall have the option, exercisable at any time after the final determination of the Prevailing Rate for Comparable Space but at least one (1) year before the expiration of the initial Term hereof (unless such determination has not been made through no fault of Tenant in which event Tenant may exercise its option within ten (10) days after such determination even if such determination is not made until after the initial or extended term of the Lease, as applicable, has expired), or any extension thereof, as the case may be, to extend the Term hereof as hereinafter provided in this Article 26.

     26.2 First Option to Extend.
          ----------------------

     Tenant at its option may extend the Term of this Lease for an additional five (5) years by serving written notice thereof upon Landlord at least one year before the expiration of the initial Term hereof or as otherwise set forth in
Section 26.1 above, provided that at the time of such notice and at the commencement of such extended Term, there shall exist no event of default as defined in Article 18 of this Lease. Upon the service of said notice and subject to the conditions set forth in the preceding sentence, this Lease shall be extended without the necessity of the execution of any further instrument or document. Such extended Term shall commence upon the expiration date of the initial Term of this Lease, expire the annual anniversary of said date five (5) years thereafter, and be upon the same terms, covenants and conditions as provided in this Lease for the initial Term, except that the Annual Rent payable during the extended Term shall be at the Prevailing Rate for Comparable Space at the commencement of such extended Term. Payment of all additional rent and other charges required to be made by Tenant as provided in this Lease for the initial Term shall continue to be made during such extended Term. Any termination of this Lease during the initial Term shall terminate all rights of extension hereunder. Any assignment or subletting by Tenant pursuant to Article 24 of this Lease shall terminate the option of Tenant contained herein.

     26.3 Second Option to Extend.
          -----------------------

     Tenant at its option may extend the Term of this Lease for an additional five (5) years by serving written notice thereof upon Landlord at least one year before the expiration of the initial extended Term hereof or as otherwise set forth in Section 26.1 above, provided that at the time of such notice and at the commencement of such second extended term, there shall exist no event of default as defined in Article 18 of this Lease. Upon the service of such notice and subject to the conditions set forth in the preceding sentence, this Lease shall be extended without the necessity of the execution of any further instrument or document. Such second extended Term shall commence upon the expiration date of the extended Term of this Lease, expire upon the annual anniversary of said date five (5) years thereafter, and be upon the same terms, covenants and conditions as provided in this Lease for the initial extended Term, except that the Annual Rent payable during the second extended Term shall be at the Prevailing Rate for Comparable Space at the commencement of such second extended Term. Payment of all additional rent and other charges required to be made by Tenant as provided in this Lease for the initial extended Term shall continue to be made during such second extended Term. Any termination of this Lease during the initial Term or the initial extended Term shall terminate all rights of extension hereunder. Any assignment or subletting by Tenant pursuant to Article 14 of this Lease shall terminate the option of Tenant contained herein.


                                  ARTICLE 27
                              GENERAL PROVISIONS
                              ------------------

     27.1 Notice. Any notice or request (hereinafter severally and collectively
          ------
called "notice") in this Lease provided for or permitted to be given, made or accepted by either party to the other must be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to such party (or, in the case of a corporate or partnership party, to an officer or general partner of such party, as the case may be), or by prepaid telegram when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Lease, from and after the date it is so deposited. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

     For Landlord:            Amland Properties, Inc.
                              c/o CB Richard Ellis Investors, LLC
                              800 Boylston Street, Suite 1475
                              Boston, Massachusetts 02199-8001
                              Attn: Director of Asset Management

   With Copy To:              Amland Properties, Inc.
                              c/o CB Richard Ellis Investors, LLC
                              865 S. Figueroa Street, 35th Floor
                              Los Angeles, CA 90017
                              Attn: Portfolio Manager

   For Tenant:                AM General Corporation
                              105 North Niles Avenue
                              South Bend, Indiana 46634
                              Attn: Paul J. Cafiero


However, the parties hereto and their respective heirs, successors, legal representatives, and assigns shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address by at least fifteen (15) days' written notice to the other party given in conformance with this Section 27.1.

     27.2 Entire Agreement-Amendments. It is expressly agreed by Tenant that
          ---------------------------
there are no representations, understandings or promises pertaining to the Premises except as herein set forth. This Agreement may not be altered, changed or amended except by an instrument in writing, signed by both parties hereto. Paragraph captions herein are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this instrument.

     27.3 Broker's Commission. Each of the parties agrees to indemnify the other
          -------------------
against, and hold it harmless from, all liabilities arising from any claim for "broker's or leasing agent's" commission, other than with respect to such commissions agreed, in writing, to be paid by the party charged with the payment therefor.

     27.4 Rights of Successors and Assigns. Each of the provisions of this Lease
          --------------------------------
shall extend to and shall, as the case may require, bind and inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives, and in case of an assignment or sublease is consented to in writing by Landlord, to Tenant's assigns and sublessees. Subject to the terms of
Section 20.1, Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Premises referred to herein, and in such event and upon such transfer, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     27.5 Severability and Captions. If any clause or provision of this Lease
          -------------------------
contract, or the application thereof to any person or circumstance, shall, to any extent, be illegal, invalid or unenforceable under the present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. The caption of each paragraph hereof is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

     27.6 No Personal Liability. The liability of Landlord to Tenant for any
          ---------------------
default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

     27.7 Governing Law. This Lease and the rights and obligations of the
          -------------
parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Indiana.

     27.8   Short Form Lease.  Tenant agrees not to record this Lease, but each
            ----------------
party hereto agrees, on request of the other, to execute a Memorandum of Lease in form recordable and comply with applicable Indiana laws. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

     27.9   WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY LAW, LANDLORD AND
            --------------------
TENANT AND THERE RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES AGREE THAT EACH SHALL, AND DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY, BETWEEN OR AGAINST THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE PREMISES. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

     27.10  Existing Lease.  Tenant is currently occupying the Premises pursuant
            --------------
to an existing lease with Landlord dated September 11, 1994, as amended ("Existing Lease"). Upon the Commencement Date of this Lease, the Existing Lease shall automatically terminate and be of no further force or effect, except that Tenant shall continue to be obligated to pay any rent and other sums which may be owing under the terms of the Existing Lease, to the extent that such sums accrue through the date of termination of the Existing Lease. Any failure by Tenant to timely pay any amounts owing under the Existing Lease, or to otherwise comply with its obligations thereunder, shall constitute an event of default under this Lease.

     27.11  Authority.  Landlord and Tenant covenant to each other that each has
            ---------
full right and authority to make this Lease.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     THIS LEASE IS DATED EFFECTIVE AS OF THE DATE AND YEAR FIRST ABOVE WRITTEN.


LANDLORD:

AMLAND PROPERTIES, INC.,
a Delaware corporation
By: CB RICHARD ELLIS INVESTORS, LLC,
a Delaware limited liability company

                                        WITNESS 1:


By: /s/ Mark H. Luz                     /s/ John Matteson
    ----------------------------        ------------------------------------
Name: Mark H. Luz                       Name: John Matteson
      --------------------------              ------------------------------
Title: Authorized Signatory


                                        WITNESS 2:


                                        /s/ Peter J. Mafera
                                        ------------------------------------
                                        Name: Peter J. Mafera
                                              ------------------------------

By: /s/ William Harris
    ----------------------------
Name: William Harris
      --------------------------
Title: Authorized Signatory


TENANT:

AM GENERAL CORPORATION,
a Delaware corporation

                                        WITNESS 1:


By: /s/ Paul J. Cafiero                 /s/ Judith A. Ciesiolka
    ----------------------------        ------------------------------------
Name: Paul J. Cafiero                   Name: Judith A. Ciesiolka
      --------------------------              ------------------------------
Title: Vice President & CFO
       -------------------------

                                        WITNESS 2:


                                        /s/ Craig C. Macnab
                                        ------------------------------------
                                        Name: Craig C. Macnab
                                              ------------------------------

                                   EXHIBIT A

A tract of land in the Southeast Quarter of Section 1 and Northeast Quarter of
Section 12 both in Township 37 North, Range 3 East; and in the Northwest Quarter of Section 7, Township 37 North, Range 4 East all in Penn Township, St. Joseph County, Indiana, more particularly described as follows:

Beginning at the Northwest Corner of said Section 7, Township 37 North, Range 4 Last; thence North 89 54' 49" East along the north line of said Section 7,466.94 feet; thence South 0 03' 27" East 1929.66 feet to the centerline of Jefferson Highway; thence 152.87 feet along said centerline on a curve to the left having a radius of 933.17 feet and subtended by a long chord 152.70 feet in length having a bearing of South 57 40' 55" West; thence South 52 59' 20" West along said centerline 852.27 feet, thence continuing on said centerline 429.21 feet along a curve to the right having a radius of 696.94 feet and subtended by a long chord 422.47 feet in length having a bearing of South 70 37' 55" West to the South line of the Northeast Quarter of said Section 12; thence continuing on said centerline of Jefferson Highway South 88 16' 30" West along said South line
18.04 feet to the intersection with the Easterly right of way line of the Twin Branch Railroad; thence Northeasterly along said Easterly right of way line 909.6C feet along a curve to the left having a radius of 1246.28 feet (R.R. definition) and subtended by a long chord 889.78 feet in length having a bearing of North 19 02' 22" East; thence continuing on said easterly right of way line North 01 52' 30" West 2097.97 feet to the centerline of Indiana State Highway No, U.S. 20 thence North 69 07' 30" East along the centerline of said Highway
573.33 feet to the East line of Section 1, Township 37 North, Range 3 East; thence South 0 00' 00" West along the east line of said Section 42.81 feet to the Southerly right of way line of said highway; thence continuing along the East line of Section 1, South 0 00' 00" West 405.18 feet to the Southeast corner of Section 1 and the Northeast corner of Section 12, Township 37 North, Range! 3 East; thence continuing South along the East line of said Section 12 South 0 00' 00" West 27.00 feet to the Northwest corner of Section 7, Township 37 North, Range 4 East and the Point of Beginning, containing 56.022 acres more or less.

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